Exhibit 24.1

Centene Corporation
Power of Attorney

Each of the undersigned officers and directors of Centene Corporation, a Delaware corporation (the “Corporation”), whose signatures appear below hereby makes, constitutes and appoints Michael F. Neidorff and Jeffrey A. Schwaneke, and each of them acting individually, his or her true and lawful attorneys, with power to act alone and without the other and with full power of substitution, to execute, deliver and file (this authorization to include the authority to sign the name of each of the undersigned in the capacity or capacities indicated below) a shelf registration statement on Form S-3 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of the offer and sale, from time to time, of an indeterminate amount of its securities, which securities may be offered in amounts, at prices, and on terms to be determined at the time of sale, all as authorized by the Board of Directors, and all amendments or supplements thereto, and any other instruments deemed necessary or advisable in connection therewith; and each of the undersigned officers and directors hereby grants to each of the attorneys full power and authority to do and perform each and every act and thing whatsoever as each of such attorneys may deem, in his or her sole discretion, necessary or advisable, to carry out fully the intent of this power of attorney to the same extent and with the same effect as each of such officers and directors might or could do personally in his or her capacity or capacities.

IN WITNESS WHEREOF, each of the undersigned has executed a copy of this Power of Attorney as of April 24, 2017.

/s/ Michael F. Neidorff	/s/ Jeffrey A. Schwaneke
Michael F. Neidorff Chairman, President and Chief Executive Officer (Principal Executive Officer)	Jeffrey A. Schwaneke Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial Officer)

/s/ Christopher R. Isaak	/s/ Orlando Ayala
Christopher R. Isaak Senior Vice President, Corporate Controller and Chief Accounting Officer (Principal Accounting Officer)	Orlando Ayala Director

/s/ Robert K. Ditmore	/s/ Fred H. Eppinger
Robert K. Ditmore Director	Frederick H. Eppinger Director

/s/ Richard A. Gephardt	/s/ John R. Roberts
Richard A. Gephardt Director	John R. Roberts Director

/s/ David L. Steward	/s/ Tommy G. Thompson
David L. Steward Director	Tommy G. Thompson Director